UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2008

INDEPENDENT FILM DEVELOPMENT CORPORATION (Name of small business issuer specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

190 N Canon Drive suite 420
Beverly Hills, CA 90210
(Address of principal executive offices)

(310) 275-0089
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On June 25, 2008, a committee of the board of directors discovered, as a result of reviewing SEC comments on its Regulation E offering, that the financials statements filed for the periods ended September 30, 2007, December 31, 2007, and March 31, 2008,  contained an error as to par value and did not match the audited financial statements for the year ended September 30, 2007 and the period ended December 31, 2007, and the periods ended December 31, 2007 and March 31, 2008.  The par value therein of common stock was stated as $.001, when the correct par value as reflected in the financial statements and corrected articles of incorporation should have been $.0001, and that those financial statements must no longer be relied upon.   The committee’s investigation of the matter showed that the company’s EDGAR filer, in the process of formatting Word documents, transcribed the financial statements into tables for filing, and made a typographical error in the digits that was not caught by management, and was perpetuated in the same manner in subsequent filings.  An authorized officer of the company has discussed this with the company’s independent accountant, the matters in this filing.  The company is filing amendments to its Form 10 and Form 10Q/A’s for the periods then ended in order to correct the filing error.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT FILM DEVELOPMENT CORPORATION

Date: June 26, 2008	By:	/s/ Jeff Ritchie
Jeff Ritchie
Chief Executive Officer, Chairman, Director